UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2023

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 28, 2023, Malibu Boats, LLC, an indirect wholly-owned subsidiary of Malibu Boats, Inc., (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Knoxville Logistics Center, LLC, a Delaware limited liability company (the “Seller”). Pursuant to the terms of the Agreement, the Company agreed to purchase certain real property, improvements and other assets (the “Property”) from the Seller for a cash purchase price of $33,250,000 (the “Purchase Price”). The Company expects to pay the purchase price using either cash on hand or borrowings under its revolving credit facility.
The Property consists of approximately 39.6 acres located at 450 Hamilton Industrial Way, Lenoir City, Tennessee, 37771. Pursuant to the Agreement, the Seller has agreed to sell the Property to the Company following completion of construction of a 260,288 square foot industrial building together with other improvements, structures, fixtures and parking areas (the “Improvements”) in accordance with plans and specifications referenced in the Agreement. If the Company requests any changes to the Improvements specified in the plans and specifications referenced in the Agreement (“Modifications”), such Modifications would be made at the Company’s cost.
Under the Agreement, the Company will deposit $6,650,000 in escrow (the “Deposit”) within one day after entering into the Agreement. The Company will deposit an additional approximately $1,120,000 in escrow (the “Modifications Escrow”) within five days after entering into the Agreement to fund Modifications.
The closing of the transaction (the “Closing”) will occur 10 days after the completion of construction of the Improvements. If the completion of construction has not occurred by September 30, 2023 then, subject to certain exceptions, the Company will have the right to terminate the Agreement and will be entitled to a refund or reimbursement, as applicable, of the Deposit and the Modifications Escrow.
If the Company breaches or fails to timely complete the sale or timely perform any of its obligations under the Agreement, the Deposit will be paid to the Seller as liquidated damages. If the Seller breaches or fails to timely complete the purchase or timely perform any of its obligations under the Agreement, the Company may either (i) enforce specific performance or (ii) terminate the agreement and receive a refund or reimbursement, as applicable, of the Deposit and Modifications Escrow.
The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is being furnished as part of this report:

Exhibit No.	Description

Exhibit 10.1*	Purchase and Sale Agreement, dated March 28, 2023
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL
* Certain of the exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

	By:	/s/ Wayne R. Wilson
Date: April 3, 2023		Wayne R. Wilson
Chief Financial Officer